EXHIBIT 10.45

EXECUTION COPY
EMPLOYMENT AGREEMENT
This Amended & Restated Employment Agreement (the “Agreement”) is entered into as of January 1, 2015 (the “Start Date”) as a three (3) year agreement by and between Hospitality Management and Consulting Service, L.L.C., a Nevada limited liability company (the “Company”), and Steven F. Bell (the “Executive”), with reference to the following facts:
A.The Company’s parent, Diamond Resorts International, Inc. (“DRII”) and all of its affiliates (collectively, “Diamond”), is headquartered in Las Vegas, Nevada and is a leader in developing, operating, marketing and selling vacation ownership interests.
B.    The Company wishes to continue to employ Executive for the position of Executive Vice President, Global Human Resources of DRII, and Executive wishes to be employed in such position, on the terms and conditions set forth in this Agreement, which amends and restates the prior employment agreement dated April 1, 2014.
NOW, THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Position and Duties.
1.1    Executive shall be employed by the Company as Executive Vice President, Global Human Resources of DRII and shall be responsible for global leadership of the Human Resources group of Diamond, focusing on strategic development of the Company’s human capital, reporting to the President and Chief Executive Officer of DRII, and assuming and discharging such responsibilities as are commensurate with Executive’s position. Executive acknowledges that frequent travel may be necessary in carrying out his duties hereunder.
1.2    Executive shall perform his duties faithfully and to the best of his ability and shall devote his full business time and effort to the performance of his duties hereunder and shall not engage in any other business duties or business pursuits or render any services of a professional nature for pay to any entity or person without the prior written consent of the President and Chief Executive Officer of DRII. Executive may only participate in or serve on boards or committees of, charitable and community service organizations (or with the advance written approval of the Board, not to be unreasonably withheld, on industry boards or committees), so long as such activities do not interfere or otherwise compete with the discharge of Executive’s duties hereunder.
2.    Term. Except as otherwise provided herein or as the parties may otherwise agree in writing, this Agreement shall be effective as of the Start Date and remain in effect for a period of three (3) years from the Start Date.

1
Executive		Company

3.    Compensation.
3.1    Base Salary: For all services to be rendered by Executive pursuant to this Agreement, Executive’s annual base salary will be $500,000 (Five Hundred Thousand Dollars) per year (the “Base Salary”), payable bi-weekly in accordance with the Company’s normal payroll practices. It is possible for the Executive’s Base Salary to be increased, after annual performance reviews conducted each January, based on the sole discretion of the Compensation Committee of DRII (“Compensation Committee”).
3.2    Annual Performance Bonus: Executive will be eligible to earn an “Annual Performance Bonus” based upon achievement of objectives determined by the Compensation Committee in its discretion, provided they are consistent for similarly situated senior executives of DRII (including the President and CEO, and the other Executive Vice Presidents) (hereinafter “Similarly Situated Executives”). The target bonus award will be one hundred and fifty percent (150%) of Executive's Base Salary, and the annual bonus may be in a greater amount if so determined by the Compensation Committee. The Company agrees to pay any prior year bonus that is authorized by the Compensation Committee by March 15th of the following year, for so long as such timing is applicable to Similarly Situated Executives.
4.    Other Benefits.
4.1    Executive Health Insurance Package and General Programs. Executive shall be entitled to participate in Diamond’s Executive Health Insurance Package available to Diamond executives upon Start Date, subject to its terms and conditions as in effect from time to time. In addition, Executive is entitled to additional benefit programs of the Company or of Diamond for Similarly Situated Executives, if any, to the extent that his/her position, tenure, salary, age, health and other qualifications make him/her eligible to participate in such plans or programs, subject to the rules and regulations applicable thereto. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees and executives at any time.
4.2    Expenses. The Company (or Diamond, as applicable) shall reimburse Executive for reasonable expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, consistent with how the Company (or Diamond, as applicable) handles expense guidelines and reimbursement for Similarly Situated Executives, which procedure for all such executives is subject to change from time to time.
5.    Termination.
5.1    Termination for Cause. The Company shall have the right at any time, exercisable immediately upon written notice subject to any available cure periods as set forth before, to terminate Executive’s employment for Cause. “Cause” shall mean (1) Executive’s negligence or willful misconduct in the performance of Executive’s obligations hereunder, (2) breach by Executive of any provision of this Agreement, (3) any felony indictment or conviction of Executive, including a guilty plea by nolo contendere, (4) a failure of Executive to substantially perform his

2
Executive		Company

duties hereunder, (5) fraud, embezzlement or any other illegal or wrongful conduct by Executive upon the Company or Diamond, whether prior or subsequent to the Start Date, (6) Executive’s intentional infliction of any damage of material nature to any property of the Company or Diamond, (7) Executive’s use of illegal narcotics or other illegal substances, (8) Executive’s breach of Diamond policies or the Confidentiality and Non-Competition Agreement (the “Confidentiality Agreement”), including without limitation, sexual harassment and discrimination, and (9) Executive’s failure to comply with laws and regulations which are applicable to the Company or to Diamond. Any notice of termination pursuant to this Section 5.1 must be in writing, delivered to Executive in the manner set forth in Section 9.1, and shall specify the action or actions constituting “Cause”. In the case of a breach which is reasonably susceptible to cure, Executive shall have ten business days following Company’s delivery of written notice of termination to cure such breach. Notwithstanding the foregoing, no breach of paragraphs (3), (5), (6) or (7) above shall be subject to cure by Executive. Upon termination for Cause, Executive shall be entitled to receive (i) his Base Salary then in effect through the effective date of the termination, (ii) any Annual Performance Bonus earned in the prior year that has been authorized by the Compensation Committee but has not yet been paid, and (iii) benefits through the effective date of the termination. No other payments or compensation of any kind will be paid.
5.2    Termination Due to Death or Disability. This Agreement shall automatically terminate upon Executive’s death. In addition, if Executive is unable to perform his duties by reason of any mental or physical disability or incapacity for a period of ninety (90) days of any one hundred eighty (180) day period, then upon compliance with applicable law (including without limitation, the Americans with Disabilities Act), the Company may terminate Executive’s employment upon ten (10) days’ written notice. In either such event, Executive will receive (1) his Base Salary then in effect through the effective date of the termination, (2) a pro rata portion of his target Annual Performance Bonus for the calendar year in which the termination takes place (the “Pro Rata Performance Bonus”), and (3) benefits through the effective date of the termination. No other payments or compensation of any kind will be paid.
5.3    Resignation. Executive may resign and terminate his employment at any time upon ninety (90) days written notice in which event Executive will receive the same payment as if Executive were terminated for Cause. No other payments or compensation of any kind will be paid. This Section does not apply in the event of Executive’s resignation for Good Reason, as defined in Section 5.6 below.
5.4    Termination Without Cause. The Company shall have the right to terminate Executive’s employment under this Agreement for any reason or for no reason, at any time and shall provide the Executive written notice of said decision. If Executive is terminated without Cause pursuant to this Section 5.4, subject to (a) the Executive’s continued compliance with each provision of the Confidentiality Agreement and (b) Executive’s execution of a release of all claims against the Company and Diamond (“the Release”), which shall be provided to Executive concurrent with notification of termination and which shall be returned to the Company within 30 days of receipt, Executive will be entitled to receive (1) his Base Salary then in effect to be paid in equal installments monthly for a period of twelve (12) months following the effective date of termination and (2) a

3
Executive		Company

payment of a pro rata portion of his target Annual Performance Bonus for the calendar year in which the termination takes place. Such payments shall be made in accordance with the Company’s payroll procedures; provided that any payments otherwise due within 30 days of termination shall be paid in the first payroll period beginning thereafter. All such payments will terminate immediately upon any breach of the Confidentiality Agreement, or post-employment covenant within the Agreement, which shall, for purposes hereof, be deemed a material breach. These payments shall be in addition to the amounts set forth in Section 5.1(i)-(iii). No other payments or compensation of any kind will be paid unless otherwise provided hereunder.
5.5    Termination Without Cause Following Change in Control. Notwithstanding the foregoing, if, within six (6) months following a Change in Control, Executive is terminated without Cause pursuant to Section 5.4, subject to (a) Executive’s continued compliance with each provision of the Confidentiality Agreement, and (b) Executive’s execution of the Release, which shall be provided to Executive concurrent with notification of termination and which shall be returned to the Company within 30 days of receipt, Executive will be entitled to receive (1) an amount equal to two (2) years’ Base Salary then in effect and (2) a payment of two (2) years’ target Annual Performance Bonus. Such amount will be payable in 12 monthly installments commencing on the first day of the month following the effective date of Executive’s termination; provided that any payments otherwise due within 30 days of termination shall be paid in the first payroll period beginning thereafter. Such payment shall be in lieu of the payments provided under Section 5.4. All such payments will terminate immediately upon any breach of the Confidentiality Agreement, which shall, for purposes hereof, be deemed a material breach. These payments shall be in addition to the amounts set forth in Section 5.1(i)-(iii).
For purposes of this Section 5.5 and Section 5.6, a “Change in Control” shall mean (i) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of Diamond and its subsidiaries, taken as a whole, (ii) the sale, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of the outstanding equity securities of Diamond, or (iii) the merger, consolidation, recapitalization or reorganization of Diamond with another Person, in each case in clauses (i) and (ii) above under circumstances in which the direct or indirect holders of the voting power of outstanding equity securities, immediately prior to such transaction, are no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended), directly or indirectly through one or more intermediaries, of more than fifty percent (50%) of the voting power of the outstanding equity securities of the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction.
5.6    Resignation for Good Reason Following Change in Control. Notwithstanding Section 5.3, at any time within six (6) months following a Change in Control, Executive has the right to resign and terminate his employment for Good Reason (as hereinafter defined) upon prior written notice, which notice must be delivered no later than 60 days following the events giving

4
Executive		Company

rise to such termination right. Upon such resignation, subject to (a) Executive’s continued compliance with each provision of the Confidentiality Agreement and (b) Executive’s execution of a release of all claims against the Company and Diamond (“the Release”), which shall be provided to Executive concurrent with notification of termination and which shall by returned to the Company within 30 days of receipt, Executive will be entitled to receive (1) an amount equal to two (2) years’ Base Salary then in effect and (2) a payment of two (2) years’ target Annual Performance Bonus. Such amount will be payable in 12 monthly installments commencing on the first day of the month following the effective date of Executive’s resignation; provided that any payments otherwise due within 30 days of termination shall be paid in the first payroll period beginning thereafter. All such payments will terminate immediately upon any breach of the Confidentiality Agreement or post-employment covenant within the Agreement, which shall, for purposes hereof, be deemed a material breach. These payments shall be in addition to the amounts set forth in Section 5.1(i)-(iii).
(i)    A resignation shall be deemed to be for “Good Reason” if, within four (4) months after a Change in Control, Executive provides the Company with written notice of any of the following occurrences within thirty (30) days after its first occurrence and the Company fails to cure such conduct within thirty (30) days of the receipt by the Company of written notice by Employee stating the nature of such conduct: (A) it follows a material reduction of Executive’s duties and responsibilities; (B) it follows Executive’s being required to work solely or substantially at a location more than 50 miles from a location where he has been permitted to work prior to the Change in Control; or (C) it follows a material breach of this Agreement (which shall include, without limitation, a reduction in Executive’s then-effective Base Salary or target Annual Performance Bonus opportunity) by the Company . Good Reason shall also exist if, as of the effective date of the Change in Control, the remaining term of this Agreement (as such may have been amended or extended) is less than one (1) year, and the Executive’s resignation follows the refusal of the Company (or any successor thereto) to enter into either an extension of this Agreement or a new employment agreement with Executive that provides for an employment term of at least one (1) additional year and provides for Executive’s employment on substantially identical terms and conditions (including compensation and benefits) as contained in this Agreement.
5.7     Expiration. Expiration of this Agreement at the end of its term does not constitute Termination under any of the provisions of the Agreement.
6.    Indemnification. Notwithstanding the foregoing, the Executive will be entitled to indemnification for all claims to the full extent permitted by Company by-laws and applicable law during and after the termination of Executive’s employment.
7.    Advice of Counsel. Executive acknowledges that he has had the opportunity to be represented by counsel in the negotiation of this Agreement, at his own expense, and is fully aware of his rights and obligations under this Agreement.
8.    Successors.
8.1    Company’s Successors. This Agreement shall be assigned by the Company to any corporation or other business entity which succeeds to all or substantially all of the business

5
Executive		Company

of the Company through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of the Company and which assumes the Company’s obligations under this Agreement. The terms and conditions of this Agreement including Exhibit A to this Agreement shall inure to the benefit of and be binding upon and shall be enforceable by any such assignee or successor to the business of the Company.
8.2    Executive’s Successors. Executive shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity.
9.    Notice.
9.1    Manner. Any notice required or permitted by this Agreement shall be in English and shall be forwarded to the parties by certified mail, return receipt requested, by personal delivery service, or by facsimile, so long as there is evidence of receipt by the other party, under local law, at the following addresses, or at any subsequent addresses given by the parties:

If to Employee:	Steven F. Bell 301 North Royal Ascot Las Vegas, Nevada 89144 Telephone: (702) 682-6655

If to Company:	Hospitality Management and Consulting Service, L.L.C. c/o Diamond Resorts Management, Inc. 10600 West Charleston Blvd Las Vegas, Nevada 89135 Attention: David F. Palmer Tel: (702) 823-7400
Any changes in the above addresses for notice shall be provided to the party to this Agreement pursuant to the above terms within ten (10) days of such change.
9.2    Effectiveness. Any notice or other communication required or permitted to be given under this Agreement will be deemed given on the day when delivered in person, or the business day after the day on which such notice was mailed in accordance with Section 9.1.
10.    Governing Law/Venue. This Agreement shall be governed by and construed in accordance with the internal substantive laws, but not the choice of law rules, of the state of Nevada and venue shall be in Clark County, Nevada. The Company and Executive each hereby irrevocably consent to the exclusive jurisdiction of the courts of the State of Nevada for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.
11.    Arbitration. Any dispute between the parties to this Agreement shall be governed by the provisions of Exhibit B: Agreement to Arbitrate Claims, which exhibit is incorporated herein

6
Executive		Company

by this reference, provided that the Company may seek injunctive or equitable relief from any court of competent jurisdiction, as provided in the Confidentiality Agreement.
12.    Severability. The invalidity or unenforceability of any provision of this Agreement, or any terms hereof, shall not affect the validity or enforceability of any other provision or term of this Agreement.
13.    Confidentiality. Executive acknowledges that he concurrently is executing the Confidentiality and Non-Competition Agreement in a form attached hereto as Exhibit A attached hereto and incorporated by this reference.
14.    Integration. This Agreement, the Confidentiality Agreement and any associated indemnification agreements represent the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless approved by the Compensation Committee, memorialized in writing and signed by the President and Chief Executive Officer of DRII and Executive.
15.    Taxes. All payments made pursuant to this Agreement shall be subject to withholding of such applicable income and employment taxes as the Company determines to be required by applicable law. Executive shall be solely responsible for all taxes imposed on Executive by reason of the receipt of any amount of compensation or benefits payable to Executive under this Agreement. Although the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any additional or excise taxes under Sections 409A or 4999 of the Internal Revenue Code (as amended from time to time, the “Code”), in no event whatsoever shall the Company or any of its affiliates have any obligation to pay, mitigate, or protect Executive from any such tax liabilities, including any imposed under Sections 409A and/or 4999.
Notwithstanding any other provision of this Agreement, if the total severance-related payments and benefits to be paid to the Executive under this Agreement, along with any other payments to the Executive under any other agreement, plan, program, or arrangement, would result in the Executive being subject to the excise tax imposed by Section 4999 of the Code, the Company shall reduce the aggregate payments hereunder to the largest amount which can be paid to the Executive without triggering the excise tax, but only if and to the extent that such reduction would result in the Executive retaining larger aggregate after-tax payments. The determination of the excise tax and the aggregate after-tax payments to be received by the Executive will be made by the Company after consultation with its advisors and in material compliance with applicable law. For this purpose, the parties agree that the payments provided for in Section 5 of this Agreement are intended to be reasonable compensation for refraining from performing services after termination of employment (i.e, the Executive’s obligations pursuant to that Section of this Agreement to the maximum extent possible, and if necessary or desirable, the Company will retain a valuator or consultant to determine the amount constituting reasonable compensation. If payments are to be reduced, to the extent permissible under Section 4999 of the Code, payments will be reduced in a manner that maximizes the after-tax economic benefit to

7
Executive		Company

the Executive and to the extent consistent with that objective, in the following order of precedence: (A) first, payments will be reduced in order of those with the highest ratio of value for purposes of the calculation of the parachute payment to projected actual taxable compensation to those with the lowest such ratio, (B) second, cash payments will be reduced before non-cash payments, and (C) third, payments to be made latest in time will be reduced first. Any reduction will be made in a manner that is intended to avoid a tax being incurred under Code Section 409A, starting in all cases with reductions of payments and benefits that are exempt from Section 409A.
16.    409A Compliance. If, at the time of Executive’s “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h), Executive is a “specified employee” (within the meaning of Code Section 409A), any benefit as to which Section 409A penalties could be assessed that becomes payable to Executive on account of Executive’s “separation from service” shall be paid to the Executive, without interest thereon, on the date six months and one day after such separation from service. It is intended that any amounts payable under this Agreement and the Company’s and the Executive’s exercise of authority or discretion hereunder shall comply with and avoid the imputation of any tax, penalty, or interest under Code Section 409A and the regulations and guidance promulgated thereunder (collectively, the “Nonqualified Deferred Compensation Rules”). This Agreement shall be construed and interpreted consistent with that intent.
With respect to any expenses eligible for reimbursement that are required to be included in Executive’s gross income for federal income tax purposes, such expenses shall be reimbursed to Executive no later than December 31 of the year following the year in which Executive incurs the related expenses. In no event shall the amount of expenses (or in-kind benefits) eligible for reimbursement in one calendar year affect the amount of expenses (or in-kind benefits) eligible for reimbursement in any other calendar year (except for those medical reimbursements referred to in Section 105(b) of the Internal Revenue Code of 1986), nor shall Executive’s right to reimbursement or in-kind benefits be subject to liquidation or exchange for another benefit. In no event shall any payment under this Agreement that is subject to Code Section 409A be made by the Company (prior to the termination of this Agreement) unless such payment would be classified as a payment upon “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules. Each payment under this Agreement shall be considered a separate payment for purposes of Treasury Regulation Sections 1.409A-1(b)(4) and 1.409A-2(b)(2).
17.    Counterparts and Facsimile. This Agreement may be executed in counterparts and by facsimile.
Executive has read this Agreement carefully and understands and accepts the obligations which it imposes upon Executive without reservation. No other promises or representations have been made to Executive to induce Executive to sign this Agreement. Executive is signing this Agreement voluntarily and freely.

8
Executive		Company

EXECUTIVE

_____/s/ Steven F. Bell______________________________
Steven F. Bell

COMPANY
Hospitality Management and Consulting Service, L.L.C.

By: _____David F. Palmer_________________________
Printed Name: David F. Palmer
Title: President and Chief Executive Officer

9
Executive		Company

Exhibit A
Confidentiality and Non-Competition Agreement
We are pleased that you have decided to continue to serve as an employee of Hospitality Management and Consulting Service, L.L.C. (the “Company”). We are concurrently executing an Employment Agreement with you to serve as an executive of Company’s parent, Diamond Resorts International, Inc. (collectively with all of its affiliates, “Diamond”). As a condition to our offering you the Employment Agreement and to ensure that you understand and agree with some of our more important policies, we have described them in this Agreement. Please read this Agreement carefully and then sign the last page if you understand and agree to it. This is a binding contract.
1.    Confidentiality. You acknowledge that, in the course of performing your responsibilities under this Agreement, you will form relationships and become acquainted with Confidential Information. As an employee, you will have access to much of our Confidential Information. By way of example, our Confidential Information includes information about Diamond’s business, independent contractor relationships, contracts, client relationships, potential customers, existing customer names, phone numbers and addresses, Diamond manuals, sales techniques, registration cards, books, records, letters, forms, customer relationships, marketing information, business plans, financial data, bank information, forecasts, strategies, and information about (or acquired from) our business partners. We agree that the existence and negotiation of your employment agreement, and any non-public information exchanged in connection therewith, is confidential. Please note that this is not an exhaustive list of our Confidential Information, and you agree to consult with us in advance if there is any question regarding the confidential nature of any information. You agree to keep this information strictly confidential. You may not use or disclose any of it for any purpose other than as necessary for Diamond business. Furthermore, you agree that if you leave our employ you will continue to treat that information as confidential, and will return all documents and computer discs and files containing that information to us.
2.    Inventions. We invest significant time and financial resources in the development of our business. In recognition of this investment, you hereby irrevocably assign to us all interest in any inventions, discoveries, developments, improvements and innovations, whether or not patentable (“Inventions”) which you help develop during your employment with us. If requested by us, you will execute specific assignments and other documents helpful or necessary to evidence our ownership of such inventions and assist us in obtaining or defending patents for such inventions. You will promptly disclose in writing to us any inventions you help develop during your employment with us regardless of whether you believe such inventions will be the property of the Company. We agree to treat such disclosures in confidence.
3.    Covenant Not to Compete. You agree that our Confidential Information is valuable to us, and the restrictions on your future employment contained in this Agreement are reasonably necessary in order for us to remain competitive in our business and constitute our protectable legal

A-1
Executive		Company

interests. You agree that during the course of your employment with the Company you have learned and will learn trade secrets and valuable Confidential Information of Diamond, have developed and will develop substantial business relationships with specific customers and prospective customers or clients of Diamond and entities doing business with Diamond, including homeowners associations, and have developed and will develop goodwill on behalf of Diamond in every geographic area in which Diamond owns or manages properties or has plans to do so. You have participated and will participate in specialized training on behalf of Diamond. You acknowledge and agree that misuse or diversion of the information and relationships you have developed on behalf of Diamond anywhere Diamond owns or manages properties or has plans to do so at the termination of your employment will irreparably injure Diamond. In consideration of our execution of the Employment Agreement and the compensation payable to you under the Employment Agreement, and in recognition of our heightened need for protection from abuse of relationships formed or Confidential Information garnered, you covenant and agree that during the term of your employment agreement and for one (1) year after termination (excluding your termination without Cause as defined therein), you will not directly or indirectly engage in the business of Diamond, which shall include without limitation, timesharing, club or affiliates that (i) operate a timeshare, interval, points membership or vacation membership resort or (ii) have a marketing or sales office that engages in the business of Diamond, anywhere that Diamond owns or manages properties or has plans to do so.
You further agree that for a period of two (2) years following your separation from the Company, you shall not directly or indirectly, whether for pay or otherwise, alone or with or on behalf of others, (a) solicit or contact for the purpose of providing, or provide (regardless of whether you engaged in solicitations) business services of the same type provided by Diamond to any homeowners association with which you have conducted business or with which you have sought to do business on behalf of Diamond; (b) divert or attempt to divert any homeowners association with which you have conducted business or attempted to conduct business on behalf of Diamond to enter into business relationships with any individuals or entities of the same or similar type as the relationships with which they have conducted with Diamond during your employment with the Company; (c) assist, encourage, or induce any homeowners association with which you have dealt on behalf of Diamond during your employment with the Company to terminate or reduce its business relationship with Diamond; (d) solicit or contact any members, prospective purchasers, guests and customers of Diamond to reduce or terminate their relationship with Diamond or to enter into relationships with individuals or entities performing or offering services in competition with Diamond; (e) provide services to any prospective purchasers, guests and customers of Diamond in competition with Diamond; (f) solicit or recruit (whether as a consultant, employee, or independent contractor) any individual who is or who was in the six (6) months preceding the solicitation or recruitment, a team member/employee of Diamond; (g) assist other individuals or entities to do the acts set forth in this Section. It

A-2
Executive		Company

shall not be a defense to a claim of breach of this provision that any homeowners association, owner, prospective purchaser, or customer first contacted you to seek your services. These restrictions shall apply in any jurisdiction and location in which Diamond currently conducts or has active plans to conduct business.
Further, following your separation, you agree that you shall not use or disclose any Confidential Information or trade secrets of Diamond without written authorization of Diamond or as required by law and shall not make false or defamatory statements regarding Diamond, its business, and its officers, directors and employees. To the extent that you have any questions as to whether any of these restrictions apply to any specific employment or business opportunity you wish to consider you shall contact the President and Chief Executive Officer of DRII in writing setting forth the activities in which you wish to engage and seeking a determination of whether Diamond views such proposed activities as being prohibited by this Agreement. You agree that these prohibitions do not prohibit you from earning a living subject to the obligations contained in this Agreement.
4.    Agreements with Former Employers. You represent and warrant to the Company that:

(a)
The performance by you of the obligations under this Agreement will not breach any agreement to keep in confidence proprietary information acquired by you in confidence or in trust prior to your employment by the Company, and during your employment by the Company you will not breach any obligation of confidentiality that you may have to any former employer.

(b)
You have not brought and will not bring to the Company or use in the performance of your duties at the Company any materials or documents of a former employer that are not generally available to the public or otherwise subject to a duty of confidentiality, unless you have obtained express written authorization from the former employer for their possession and use and delivered a copy of such authorization to the Company.

5.    Duty to Inform Subsequent Employer. You agree that, if you are no longer employed by us, you will inform any subsequent employer (or client if you engage in consulting work) that you are a party to this Agreement and if requested will provide a copy of this Agreement to such subsequent employer or client.
6.    Records. Because of the need for confidentiality, we must maintain tight controls over our business records. Business records are those documents whose primary purpose is to record the actions of Diamond, including marketing and financial matters. You may remove business records from Diamond premises to the extent necessary to carry out your responsibilities under the Employment Agreement. Such documents shall be returned to the premises immediately once they are no longer necessary. All documents must immediately be returned to the Company upon termination of employment.

A-3
Executive		Company

7.    Company Property. You agree that if you leave our employ you will promptly return any Diamond property in your possession wherever it may be located. You also agree to cooperate with and follow the instructions of Diamond and to permit access to professionals retained by Diamond for assistance in removing any digital copies of Diamond documents from the hard drives of computers or electronic data digital storage devices that you use, including flash drives, external hard drives, Personal Data Assistants, cell phones, tablet computers, and other devices. If you do not promptly return such property, we may exercise all of our legal remedies to recover such property, and you agree to reimburse us for all expenses (including attorneys’ fees and court costs) incurred in connection with the attempt to recover such property.
8.    Communication with the Public. Under all circumstances, communications with anyone from the media should be strictly limited (other than to say that a call will be referred to the appropriate person within Diamond). Only persons authorized by the President and Chief Executive Officer of DRII shall be entitled to speak with the press on any subject.
9.    Injunctive Relief of Breaches. I understand that any failure by me to perform my duties, obligations and agreements in this document could result in irreparable injury to Diamond. We both agree that damages would be an inadequate remedy for the Company in the event of breach or threatened breach of this Agreement. Accordingly, you agree in advance that in addition to the remedies otherwise available to the Company at law, the Company is entitled to receive restraining orders and/or injunctive relief without bond from courts of competent jurisdiction to enforce any of those duties, obligations or agreements.
10.    Arbitration. All disputes in connection with or arising out of this Agreement shall be subject to the arbitration provisions attached hereto as Exhibit B, which exhibit is incorporated herein by this reference. The only exception is that either you or we may seek injunctive relieve from any court having jurisdiction. Both parties consent to exclusive jurisdiction in Clark County, Nevada.
11.    Severability. If any portion of this Agreement is invalid or unenforceable, or if this Agreement is invalid or unenforceable in any particular circumstance, that fact shall not affect the validity or enforceability of any other provision of this Agreement or its application in any other circumstance.
12.    Governing Law. Our respective rights and liabilities under this Agreement shall be governed by the laws of the State of Nevada, regardless of the choice of law provisions of Nevada or any other jurisdiction.

A-4
Executive		Company

Date: __________________________	Hospitality Management and Consulting Service, L.L.C. _________________________________ By: David F. Palmer Its: President & CEO

I HAVE CAREFULLY READ AND CONSIDERED THE TERMS OF THIS AGREEMENT. I HAVE ASKED ANY QUESTIONS ABOUT THEM WHICH I MIGHT HAVE HAD AND UNDERSTAND THEIR IMPLICATIONS. I ALSO UNDERSTAND THAT ANY CHANGES IN THIS AGREEMENT MUST BE APPROVED BY THE COMPENSATION COMMITTEE, MEMORIALIZED IN WRITING AND SIGNED BY THE PRESIDENT AND CHIEF EXECUTIVE OFFICER OF DRII.

Date: __________________________	_________________________________ Steven F. Bell

DO NOT SIGN THIS AGREEMENT UNLESS YOU UNDERSTAND AND AGREE
TO ALL OF ITS TERMS. THIS AGREEMENT CONTAINS AN ARBITRATION CLAUSE.

A-5
Executive		Company

Exhibit B
Agreement to Arbitrate Claims

Claims Covered by the Agreement
Hospitality Management and Consulting Service, L.L.C. (the “Company”) and I mutually agree to resolve by arbitration, and only by individual arbitration, all claims, whether or not arising out of my employment (or its termination), that the Company may have against me or that I may have against the Company and any other related or affiliated entity or person, including but not limited to parent, subsidiary and affiliated companies and employees or agents of any of them. I agree that no court or arbitrator shall determine any of my rights or claims on a class, collective or representative basis under any federal, state or local law. I understand, however, that I retain the right to bring claims in arbitration for myself as an individual.
Except as provided in the section titled “Claims Not Covered by the Agreement”, all claims that, in the absence of this Agreement, could have been brought in court are subject to arbitration, whether the claims derive from common law, statute, regulation, or otherwise, including but not limited to tort claims, contract claims, claims for wages, and claims for discrimination, retaliation and/or harassment. Except as otherwise provided in this Agreement, both the Company and I agree that neither of us shall initiate or prosecute any lawsuit in any way related to any claim covered by this Agreement, other than a lawsuit seeking temporary equitable relief in aid of arbitration.
Except as provided in this Agreement, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this Agreement.
Claims Not Covered by the Agreement
The following claims are not covered by this Agreement: claims that as a matter of law cannot be subject to arbitration; claims under an employee benefit or pension plan that specifies a different arbitration procedure; and claims asserted in an existing dispute in which both: (i) I currently am represented by legal counsel, and (ii) counsel has asserted such claims on my behalf.
Arbitration Procedures
    The arbitration will be held under the auspices of Judicial Arbitration & Mediation Services (“J•A•M•S”), in Las Vegas, Nevada. The Company and I agree that, except as provided in this Agreement, the arbitration shall be held in accordance with its then-current Employment Arbitration Rules & Procedures (and no other J•A•M•S rules), which are currently available at http://www.jamsadr.com/rules-employment-arbitration. I

B-1
Executive		Company

understand that, upon request, the Company will supply me with a copy of the J•A•M•S rules. The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. The Arbitrator is without jurisdiction to apply any different substantive law or law of remedies. In connection with each arbitration hereunder, the arbitrators shall be bound by the terms of the applicable contracts and the applicable law in making their determinations and shall have no power to vary from the same. In addition, if the issues being arbitrated include issues of law, the parties agree that the arbitrators shall be lawyers.
The Company will be responsible for paying any filing fee and the fees and costs of the Arbitrator; provided, however, that if I am the party initiating the claim, I will contribute an amount equal to the filing fee to initiate a claim in the court of general jurisdiction in the state in which I am (or was last) employed by the Company.
Sole and Entire Agreement
This is the complete agreement of the parties on the subject of arbitration of disputes (except for any arbitration agreement in connection with any pension or benefit plan). This Agreement supersedes any prior or contemporaneous oral or written understandings on the subject. No party is relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Agreement, except as specifically set forth in this Agreement.
Construction and Severability
If any provision of the section entitled “Claims Covered by the Agreement” is determined to be void or unenforceable, then this Agreement shall be of no force or effect, because the parties intended to create an agreement to arbitrate individual disputes only. If any other provision of this Agreement is determined to be void or unenforceable, in whole or in part, it shall not affect the validity of the remainder of the Agreement. All other provisions shall remain in full force and effect based on the parties’ mutual intent to create a binding agreement to arbitrate their disputes individually.
Costs of Arbitration
The costs and expenses of the arbitration, including the arbitrator’s fees shall be paid by the non-prevailing party, as determined by the arbitrators as part of the Final Determination. In the event the arbitrators are unable to identify the prevailing party as part of the Final Determination, the arbitrators shall allocate the costs and expenses of the arbitration, including the arbitrators’ fees, in their sole discretion.
Satisfaction of Award

B-2
Executive		Company

If any party fails to pay the amount of the award, if any, assessed against it within thirty (30) calendar days of the delivery to such party of the Final Determination, the unpaid amount shall bear interest from the date of such delivery at the lesser of (i) the prime lending rate announced by Citibank N.A., plus three percent (3%) and (ii) the maximum rate permitted by applicable usury laws. In addition, such party shall promptly reimburse the other party for any and all costs or expenses of any nature or kind whatsoever (including attorneys’ fees) incurred in seeking to collect such award or to enforce any Final Determination.
Confidentiality of Proceedings
The parties hereto agree that all of the mediation and arbitration proceedings provided for herein, including any notice of claim, the Notice of Arbitration, the submissions of the parties, and the Final Determination issued by the arbitrators, shall be confidential and that no such party shall disclose such confidential information; provided, however, no party shall have an obligation hereunder to keep confidential any matter if and to the extent disclosure thereof is required by applicable law, regulation, court order, fiduciary duty, existing contractual obligation, or accounting rule or custom, as determined by legal counsel or accountants to such party, as applicable; provided, further, that this provision shall not prevent the party prevailing in the arbitration from submitting the Final Determination to a court for the purpose of enforcing the award, subject to comparable confidentiality provisions if the court agrees.
Voluntary Agreement
I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT; THAT I UNDERSTAND ITS TERMS; THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND ME RELATING TO THE SUBJECTS COVERED IN THE AGREEMENT ARE CONTAINED IN IT; AND THAT I HAVE ENTERED INTO THE AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE COMPANY OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF AND THE DOCUMENTS THAT ACCOMPANIED ITS DISTRIBUTION TO ME.
I UNDERSTAND THAT I AM GIVING UP MY RIGHT TO A JURY TRIAL.
I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH MY PRIVATE LEGAL COUNSEL AND HAVE AVAILED MYSELF OF THAT OPPORTUNITY TO THE EXTENT I WISH TO DO SO.

Date: __________________________	_________________________________

B-3
Executive		Company